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                                                                  EXHIBIT (1)(f)

                       STATE STREET RESEARCH CAPITAL TRUST

                      Amendment No. 7 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

     Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Capital Trust (the "Trust") dated February 5, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

                      "State Street Research Capital Fund"

                                       to

                  "State Street Research Mid-Cap Growth Fund."

     This Amendment shall be effective as of March 20, 2000.

     IN WITNESS WHEREOF, the undersigned assistant officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.

                                                   /s/ Darman A. Wing
                                                   ----------------------------
                                                   Darman A. Wing
                                                   Assistant Secretary